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                                                                    Exhibit 10.9

                          STANDARD FORM OF OFFICE LEASE
                     The Real Estate Board of New York, Inc.


                  Agreement of Lease, made as of this 25th day of January 1999, between RENAISSANCE 627 BROADWAY LLC, having an address at 627 Broadway, 6th Floor, New York, New York 10012 party of the first part, hereinafter referred to as OWNER, and JUPITER COMMUNICATIONS, LLC, party of the second part, hereinafter referred to as TENANT,

                  Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner Entire 2nd and 4th Floors in the building known as 627 Broadway in the Borough of Manhattan, City of New York, for the term of Five (5) Years (or until such term shall sooner cease and expire as herein provided) to commence on the 1st day of March nineteen hundred and ninety-nine, and to end on the 28th day of February two thousand and four both dates inclusive, at an annual rental rate of SEE PARAGRAPH 36 OF THE ANNEXED RIDER which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

                  In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

                  The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby convenant as follows:

                  Rent Occupancy:   1.      Tenant shall pay the rent as above
and as hereinafter provided.

                                    2.      Tenant shall use and occupy demised
premises for SEE PARAGRAPH 52 OF THE ANNEXED RIDER and for no other purpose.

                Tenant Alterations: 3.      Tenant shall make no structural
changes in or to the demised premises of any nature without Owner's prior written consent Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits,approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter,at Tenant's
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expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

         Maintenance and Repairs: 4.     Tenant shall, throughout the term of
this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt within Article 9 hereof.


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         Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

         Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all time thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to


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carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines, and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

         Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

         Property Loss, Damage, Reimbursement, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, it agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

         Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent


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shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted bylaw, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishing or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

         Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.


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         Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of convenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

         Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

         Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.


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         Vault, Vault Space, Area: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation of diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

         Occupancy: 15. Tenant will not at anytime use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any.

         Bankruptcy: 16. Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

         (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof, be relet by the Owner for the unexpired term of said lease, or any part thereof before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.


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         Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or then, in any one or more of such events, upon Owner serving a written 21 day notice upon Tenant specifying the nature of said default and upon the expiration of said 21 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 21 day period, and if Tenant shall not have diligently commenced curing such default within such 21 day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three
(3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                  (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceeding or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

                  Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in



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monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner" option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner" sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or inequity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

                  Fees and Expenses 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

                  Building Alterations and Management: 20. Owner shall have the right at anytime without the same constituting an eviction and without incurring liability to Tenant therefore to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

                  No Representations by Owner: 21. Except as otherwise provided for herein neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                  End of Term 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

                  Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

                  Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been precured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

                  No Waiver: 25. The failure of a party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises. See paragraph 65(b).

                  Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

                  Inability to Perform 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

                  Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

                  Services Provided by Owners: 29. Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such
additional service; [HAND GRAPHIC]     (f) Owner reserves the right to stop
services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgement of Owner for as long as may be reasonable required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefore without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

                  Captions 30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

                  Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

                  Adjacent Excavation--Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

                  Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of he American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulation or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                  Security: 34. Tenant has deposited with Owner the sum of [HAND GRAPHIC] $ _____ as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be release by Tenant from all liability for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further convenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                  Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and starting the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

                  Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.



In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.



Witness for Owner:                         RENAISSANCE 627 BROADWAY LLC,



By: Kenneth Fishel, Member

Witness for Tenant:                        JUPITER COMMUNICATIONS, LLC,


--------------------------------           ---------------------------------
                                           By:

                                ACKNOWLEDGEMENTS



CORPORATE OWNER
STATE OF NEW YORK,  ss.:
County of NY
                  On this 25th day of January, 1999, before me personally came Kenneth Fishel to me known, who being by me duly sworn, did depose and say that he reside in NY NY that he is the Managing Member of Renaissance 627 Broadway LLC the corporation described in and which executed the foregoing instrument, as
OWNER: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


------------------------------------------

INDIVIDUAL OWNER
STATE OF NEW YORK,  ss.:
County of NY

                  On this       day      ,1999, before me personally
came                           to me known and known to me to me to be the
individual                           described in and who, as TENANT, executed
the foregoing instrument and acknowledged to me that the executed the same.


------------------------------------------

CORPORATE TENANT
STATE OF NEW YORK,         ss.:
County of NY

                  On this 25th day of January, 1999, before me personally came Kurt Abrahmson to me known, who being by me duly sworn, did depose and say that he reside in NY NY that he is the COO of Jupiter Communications LLC the corporation described in and which executed the foregoing instrument, as TENANT: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


------------------------------------------

INDIVIDUAL TENANT
STATE OF NEW YORK,  ss.:
County of NY

                  On this       day      ,1999, before me personally
came                           to me known and known to me to me to be the
individual                           described in and who, as TENANT, executed
the foregoing instrument and acknowledged to me that the executed the same.


------------------------------------------



                  GUARANTY

                  FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefore, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the term of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:                                                          19
      ________________________________________________________     ____________

Guarantor
         ______________________________________________________________________

Witness
       ________________________________________________________________________

Guarantor's Residence
                     __________________________________________________________

Business Address
                _______________________________________________________________

Firm Name
         ______________________________________________________________________


STATE OF NEW YORK          )        ss.:
COUNTY OF                                                     )



                  On this                  day of                   , 19       ,
before me personally came         to me known and known to me to be the
individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.


                                       ---------------------------------------
                                                       Notary





                             IMPORTANT- PLEASE READ

       RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN
                          ACCORDANCE WITH ARTICLE 33.

                  1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at

Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

                  2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

                  3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or hall, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

                  4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

                  5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

                  6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material is expressly prohibited.

                  7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, no shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

                  8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

                  9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

                  10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant request same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

                  11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or is desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

                  12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

                  13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant required air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays

                  14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixture requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

                             RIDER TO LEASE BETWEEN
                          RENAISSANCE 627 BROADWAY LLC,
                                       AND
                          JUPITER COMMUNICATIONS, LLC,



                                                         DATED: January 25, 1999


                  36. The annual base rent during the term of the Lease shall be as set forth in the following table. In addition, the tenant shall pay a monthly sprinkler charge of $150/00. a , monthly extermination charge of $200.00 and a monthly water and sewer charge of $500.00. Said sprinkler, extermination and water charge may be raised in the event-the rate at which Landlord is charged for sprinkler, extermination and/or water service is raised. Any such raise shall be equal to the same percentage as Landlord's rate is raised. Landlord shall provide, at Tenant's request, evidence of such increased charges. The first month's rent, the first month's sprinkler charge and the security shall be paid on the signing of this Lease. Landlord represents that the demised premises are serviced by an operating sprinkler system.


PERIOD                 ANNUAL BASE RENT  MONTHLY INSTALLMENT
------                 ----------------  -------------------
03/01/99-02/28/2000       $400,000.00       $ 33,333.33
03/01/00-02/28/2001       $420,000.00       $ 35,000.00
03/01/01-02/28/2002       $540,800.00       $ 45,066.67
03/01/02-02/28/2003       $562,432.00       $ 46,869.33
03/01/03-02/28/2004       $584,929.28       $ 48,744.11


                  37. The Landlord agrees that the Tenant shall have rent concession of $20,833.33 per month for the months of March 1999 and April 1999. The within rent concession shall apply only to base rent, but shall not include the sprinkler, water and sewer nor any "additional rent" as hereinafter provided. Moreover, the concessions granted pursuant to this paragraph are intended to be amortized over the term of this Lease, notwithstanding the fact that they are realized by the Tenant at the inception of this Lease. In the event this Lease is terminated or possession surrendered before the expiration date as a result of Tenant's default hereunder, the full concession shall become immediately due and payable and debt to be charged against the Tenant as additional rent otherwise.


                  Therefore, at the date of execution of this Lease, the Tenant shall pay to Landlord, and Landlord acknowledges receipt of the following:


             4TH FLOOR
             May 1, 1999 Rent.......................................................................$20,833.33
             May 1, 1999 Water and Sewer...............................................................$250.00
             May 1, 1999 Sprinkler......................................................................$75.00
             May 1, 1999 Extermination.................................................................$100.00
             Security Deposit.......................................................................$49,594.10
                                       TOTAL DUE UPON SIGNING.......................................$70,852.42
             2ND FLOOR
             Additional Security Deposit............................................................$29,277.94
                                       GRAND TOTAL UPON SINGING OF LEASE...........................$100,130.36

             Therefore, upon payment, the Tenant will have security deposit equal to:

2nd Floor existing security deposit..................................................................$20,316.16
2nd Floor payment as per above.......................................................................$29,277.94
4th Floor payment as per above.......................................................................$49,594.10
                         TOTAL SECURITY DEPOSIT......................................................$99,188.20


             Rent: Method of Payment: Landlord will deliver a rent bill to the Tenant's premises. This bill will usually be delivered before the First (1st) of each month. the rent is due, in the Landlord's office , on the First (1st) day of each and every month. On the First (1st) day of each month (or, if that is a non-business day, on the first business day thereafter), a messenger from the Landlord will pick up the rent from the Tenant's premises. Tenant agrees to have the rent ready for the Landlord to pick up before 2:00 p.m. on the First (1st) day of each and every month. Rent shall be paid in U.S. currency in good funds in cash or check drawn on a bank with an office in New York City.

             Rent:       Late Payment:     Rent not received by the Landlord by
3:00 p.m. on the Seventh (7th) calendar day of each month shall be deemed in default. In addition, in the event the full rent is not received by the owner by the Seventh (7th ) calendar day of each month, the Tenant shall pay a late charge equal to four (4%) percent of the outstanding balance.

             In the event any check given by Tenant to Landlord is dishonored by Tenant's bank, for any reason, Tenant shall forthwith deliver a certified or bank check to Landlord in the amount of the dishonored check together with any applicable late payment charge, plus a charge of Twenty-five Dollars ($25), upon receipt of which Landlord will return the dishonored check to Tenant.

             The charges herein set forth shall be deemed reimbursement to Landlord for expenses incurred and lost income which may result from such late payments and not as a penalty. The charges herein shall be in addition to and not in lieu of any other rights of Landlord granted by this Lease or by law.

             All security deposits will be held in an interest-bearing "lease security" account in Marine Midland Bank. Interest is to be paid annually to Tenant by March 30 of each year, less a one (1%) percent administrative fee to be retained by Landlord. Landlord reserves the right to change the bank in which the deposit is mentioned and shall notify Tenant of any such change. Landlord shall not be required to obtain an interest rate above that normally given by the bank for ordinary lease security accounts.

             38. (a) For the purpose of this Paragraph, it is agreed that the area occupied by Tenant under this Lease represents Twenty (20%) Percent of the total rentable area of the building, of which the demised premises are a part (hereinafter referred to as the building); that the "lease year" shall mean the twelve (12) month period commencing with the first day of the term and each twelve (12) month period thereafter; that the "Base" tax year for determining the increase in Real Estate Taxes and vault charges, shall be the tax year 1999/2000. The "Base" year for determining all charges in subparagraph (b) below shall be Calendar year 1999.

             (b) In addition to all other rent charges payable by Tenant under this Lease, Tenant agrees to pay Twenty (20%) percent of the amount of any increase in Landlord's expense on the building for real estate taxes, common vault charges and fuel charges imposed on the building (including the land thereunder) in any subsequent year over the amount of the fuel costs and taxes, common vault charges paid or required to be paid by Landlord for the Base tax year by reason of any increase in the assessed valuation or increase in the tax rate, or both, or by the levy, assessment or imposition of any new or additional real estate tax or assessment on the building and/or appurtenances (including the land thereunder ) to the extent that same shall be in lieu of or in addition to any of aforesaid taxes or assessments upon or against said building and/or appurtenances (including the land thereunder) or by any increase in the vault charges. The Tenant agrees to pay the amount of any such increase within twenty (20) days following receipt of Landlord's bill for same. If any such increase shall be applicable to less than a full lease year, the increase shall be pro-rated. Landlord shall, at the time it sends Tenant bill for the aforesaid tax increase, enclose a copy of the most recent fuel bill and the most recent tax and related bills from the City of New York and indicate how Landlord computes Tenant's share of any tax increase.

             (c) In addition to the above, Tenant shall be responsible for Tenant's proportionate share Twenty (20%) Percent of any Business Improvement District Charge (B.I.D.) or tax imposed upon the building.

             39. Electric current is supplied by Landlord and is submetered to the Tenant who shall purchase same from Landlord or Landlord's agent at the same base rate which Landlord pays to Consolidated Edison Company plus Twenty-five Percent (25%).

             landlord shall not be liable to tenant for any loss or damage or expense which tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for tenant's requirements as a result of causes beyond landlord's reasonable control. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, and written approval of Landlord may be installed by Tenant, at the sole cost and expense of Tenant, if, in landlord's sole reasonable judgement, the same are necessary and will not cause permanent damage injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Tenant will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electrical current shall never exceed the capacity of existing feeders to the building or the risers or wiring installations.

             Landlord represents that the present amperage is adequate for Tenant's intended normal office usage.

             Bills shall be rendered at such times as Landlord may elect. In the event that such bills are not paid within five (5) business days after they are rendered, Landlord may, after five (5) business days written notice to Tenant in accordance with paragraph 59, discontinue the service electric current to the demised premises. Since landlord is liable to Con Edison for payment of the bills even in the event tenant defaults, landlord's election to employ this remedy shall not be considered a breach of agreement and shall not entitle tenant to any offset of rent.

             Landlord may also discontinue service of electric current to the demised premises without cause upon thirty (30) days notice to Tenant, however, in such event, Landlord will continue to supply electric service until tenant has had a reasonable time to obtain same directly from the Utility. In the event of discontinuance of electric service by the landlord, as hereinabove provided, landlord shall have the option to install a meter at its sole cost and expense and other appropriate wiring to insure that tenant's electrical service is not interrupted.

             In such event tenant shall not be released from any liability under this Lease. Such discontinuance shall not be deemed to be a lessening of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated or issued. In the event of such discontinuance, tenant shall arrange to receive such service directly from said public utility corporation.

             If any tax is imposed upon landlord's receipt from the sale or resale of electrical energy or gas or telephone service to the tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that, where permitted by law, tenant's prorata share of such taxes shall be passed on to, an included in bill of, and paid by, tenant to landlord.

             40. It is understood and agreed that this Lease may not be assigned nor may the demised premises be sub-leased without the prior written consent of Landlord, whose consent shall not be unreasonable withheld and/or delayed. Furthermore, it is understood and agreed that in the event Tenant sells, assigns, or transfers more than more than forty-nine (49%) percent ownership through private offerings or placement of any shares of its stock to any person or entity without the prior written consent of Landlord, whose consent shall not be unreasonably withheld and/or delayed, same shall be deemed an unauthorized assignment. However, it is understood and agreed that in the event Landlord consents to any such assignment, sublet of transfer same shall not diminish tenant's obligation to perform all the terms, warranties, and covenants. Such assignment shall not relieve tenant of its obligations or duties hereunder.

             In the event Tenant does sell, assign or transfer this Lease or sublet any part of the demised premises with Landlord's consent as hereinbefore provided for a sum in excess of base rent as herein provided Landlord shall be entitled to receive one-half (1/2) of any such excess base rent, less of any expense which Tenant may incur in renting same, including, without limitation, brokerage commissions legal fees and the cost of tenant's leasehold improvements. Such excess shall be determined by dividing the rent (base and additional) paid by tenant by the number of square feet of the demised premises in order to determine a rent per square foot. If the rent per square foot pursuant to the sublease or lease assignment exceeds the rent per square foot pursuant to this Lease less the aforementioned expenses, Landlord shall be entitled to one-half (1/2) if such excess.

             In the event of an assignment to a subsidiary, parent, parent, partner, affiliated company or other alter-ego of Tenant, Tenant shall remain liable for the performances of all obligations pursuant to this Lease. Any such assignment shall be permitted without Landlord's consent, except Landlord must be notified in advance of such assignment and such assignment shall not relieve either the tenant or any Guarantor from its obligations hereunder.

             Any other assignment must be done in strict compliance with paragraph.

             41. Tenant shall, at its sole cost and expense, provide and keep in full force and effect for the benefit of Landlord and Tenant, a liability insurance policy (naming Landlord as additional insured) in the amount of Two Million ($2,000,000) Dollars for any one loss - Said policy shall be in standard form written by good and solvent insurance companies reasonably satisfied to Landlord, protecting Landlord and Tenant against any and all liabilities due to or occasioned by negligence, occurrence, accident or disaster on or about the demised premises.

             42. All certificates of insurance shall be delivered to and left in the possession of Landlord prior to the commencement of this lease or the commencement of any work performed in or on the demised premises whichever date shall be earlier. Such insurance shall be reasonably satisfactory to Landlord and shall contain a clause requiring notification in writing by Certified Mail,

Return Receipt Requested, on ten (10) days notice to Landlord in the event of cancellation thereof for any reason whatsoever.

             Said policies of insurance shall contain provision waiving rights of subrogation as against Landlord.

             43. It is understood and that in the event an insurance company providing Landlord with insurance for the building in which the demised premises constitutes a part shall at any time after the commencement of this lease increase the annual premium for the amount of coverage then in place because of Tenant's manner of use of the demised premises, other than for office space, Tenant shall pay to Landlord as "Additional Rent" , collectible in the same manner and method as Rent is collected hereunder, One Hundred (100%) Percent of such increase, due and payable on the first day of the first month subsequent to Landlord's notification to Tenant that Landlord has received notification of such increase. This paragraph shall not apply to changes in insurance rates due to the premises being occupied rather than vacant , but refers to any increases due to Tenant's activities or use of the premises.

             44.         Intentionally Omitted

             45. The Landlord will provide steam heat to the premises between October 15 and May 15 and from 7:00 a.m. to 6:00 p.m., Monday through Friday, when the outside temperature falls below 55(degree)F. On Saturday, Sunday, legal Holidays, and between the hours of 5:00 p.m. to 7:00 a.m., the Landlord will provide heat only if the outside temperature falls below 40(degree)F. In the event of mechanical breakdown of the heating equipment, the owner shall not be responsible for any loss of income or damages sustained by the Tenant. The owner agrees to make prompt repairs to the heating equipment, provided same is within the owner's reasonable control, provided further that the technical problem is remedied by Landlord as soon as practical and without unnecessary delay.

             The Tenant may install a supplementary heating system, which is capable of heating the entire demised premises when steam heat is not provided by the owner. The Tenant's use of the supplementary heat shall be at the sole option, control, and expense of the Tenant. the heating system shall be installed operated in accordance with any and all governmental laws and regulations pertaining thereto. In the event the Tenant desires to use gas for said supplementary heating system, the Tenant will first obtain a "blue card" and Con Edison gas meter through the services of a licensed plumber.

             In no respect is Landlord required to maintain the premises at a specified temperature and the Tenant agrees to accept such heat as is normally supplied in office buildings.

             In no event shall the Landlord's failure to provide heat due to technical problems be a cause for diminution or suspension of Tenant's rental obligations. In no respect is Landlord required to maintain the premises at a specified temperature.

             46. In order to properly service and maintain the sprinkler system for the entire building, the Landlord must gain access to certain sprinkler valves within Tenant's premises. The Tenant shall permit reasonable access by Landlord's agents or employees to the valves during normal business hours . Tenant agrees that nothing may be attached to or hung from any sprinkler pipes. Tenant expressly grants Landlord an easement to permit access as set forth above.

             47. Except as otherwise provided herein, no services shall be provided by Landlord on legal holidays including, but not necessary limited to, New Years Day, President Day,

Thanksgiving Day, Labor Day, Columbus Day, election Day, Independence Day, Memorial Day, Martin Luther King's Birthday and Christmas Day. Notwithstanding above tenant may use the premises and passenger elevator.

             48. It is understood and agreed that any and all supplies, materials, services,equipment, and labor required for any work performed by Tenant or performed by Landlord on Tenant's behalf to the demised premises shall be supplied by Tenant at Tenant's sole cost and expense, unless specifically excepted herein. Furthermore, it is understood and agreed that Tenant shall make no demands upon Landlord for provision of any supplies, materials, services, equipment, or labor, nor shall Tenant request from Landlord any form of compensation for Tenant's Expenditures, unless specifically provided for herein.

             49. It is understood and agreed that any and all work done by Tenant to the demised premises shall be in accordance with all laws, regulations, and ordinances of all governmental or municipal agencies having jurisdiction therein.

             50. Tenant, and it's assigns, shall indemnify and hold Landlord harmless from and against all liabilities, obligations, damages, penalties, claims, costs, and expenses, including reasonable attorneys' fees paid, suffered, or incurred arising out of or from any occurrence, accident, or disaster in the demised premises, or in and about or adjacent to the exterior of the building in which the demised premises constitutes a part, causing injury or damage to any person, entity, or property, due to any neglectful act or neglect of Tenant, its agents servants, employees, customers, or visitors to comply with and perform each and every requirement and provision of lease on its part to be performed or due or claimed to be due to any use made by Tenant of the demised premises. The foregoing indemnity shall not apply to the extent that Landlord shall be determined to be contributorily negligent in respect of any occurrence, accident or disaster in or about the demised premises.

             51. Tenant agrees to use its best efforts to maintain the demised premises free of any violations that may be imposed by the Department of Buildings and/or any other governmental or municipal agency having jurisdiction over the demised premises, arising out of Tenant's manner of use of the demised premises hereunder which affect Landlord's building, provided the premises are free of such violations upon commencement of the Lease, except as concerns the Second Floor.

             52. It is understood and agreed that Tenant will only use the demised premises for General Office use and for no other purpose. Tenant acknowledges that any breach of the foregoing provision will cause Landlord substantial and irreparable harm and damage. In addition to all other remedies available to Landlord, it is understood and agreed that this Lease and the term hereof shall end, expire, and terminate in the event such breach is not cured within Twenty (20) days after notice by Landlord to Tenant to cure said breach as served pursuant to paragraph 60 hereof. In the event such notice is given, Tenant hereby agrees to vacate and surrender the demised premises to Landlord forthwith. If tenant fails to do so landlord may seek an eviction by summary proceeding.

             53. It is understood and agreed that in the event Tenant shall "Hold Over" and fail to deliver the demised premises to Landlord vacant and in "Broom Clean" condition at the expiration of this Lease, at the expiration of any extensions of this Lease, or at any time Landlord shall gain legal possession of the demised premises by reason of Court Order, Tenant's default, or for any other reason whatsoever, such "Holding Over" thereafter shall continue upon the covenants and conditions herein set forth except that the charge for the use and occupancy of such "Holding Over" for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be at the rate of 2 times the aggregate rent and additional rent payable hereunder during the last month of

Tenant's legal occupancy, which total sum Tenant agrees to pay Landlord promptly upon demand, in full, without set-off or deduction. In the event Tenant shall fail to pay Landlord such charge for "Holding Over" promptly upon Landlord's demand, as provided for hereinabove, it is understood and agreed that Landlord shall be entitled to interest calculated at a daily periodic rate of .0411, an annual percentage rate of Fifteen (15%) percent. Neither the billing nor the collection of use and occupancy charges in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the demised premises after the expiration or sooner termination of this Lease. The foregoing shall survive the term of this Lease and any renewals or extensions thereof.

             54. It is understood and agreed that the demised premises is used commercially and any refuse or garbage generated from such commercial establishment will not be removed by the New York City Department of Sanitation. Therefore, Tenant understands and agrees that Tenant shall, at its sole cost and expense, hire a licensed garbage removal service to remove Tenant's garbage from the demised premises.

             55. It is understood and agreed that Tenant, at Tenant's sole cost and expense, shall provide Landlord with complete access as is reasonable to the demised premises and every part within the demised premises, provided that Tenant shall receive reasonable advance notice thereof and that Landlord and its agents and employees and all such persons shall use their best efforts not to unreasonably interfere with the conduct of Tenant's business and Tenant's occupancy of the demised premises. Tenant's failure to comply with this provision shall be deemed a substantial breach of this Lease and sufficient grounds for the summary termination of this Lease. Landlord agrees that except in the event of an emergency requiring immediate entry, it will give Tenant reasonable notice if Landlord desires to inspect or otherwise gain access to the demised premises, provided that Tenant shall receive reasonable advance notice thereof and that Landlord and its agents and employees and all such persons shall use their best efforts not to unreasonably interfere with the conduct of Tenant's business and Tenant's occupancy of the demised premises.

             Furthermore, in the event Tenant shall fail to provide Landlord with access as provided for hereinabove and in the event Landlord, in its sole and reasonable discretion, shall deem it necessary to enter the demised premises forcibly for any reason whatsoever, Landlord may forcibly enter the demised premises without any liability to Tenant in the event of any emergency and Landlord shall repair any damage caused by such forcible entry with whatever workmen an d and with whatever materials and in whatever manner Landlord, in its reasonable discretion, may deem advisable provided such repairs are done in a workmen like manner. Landlord shall use reasonable efforts not to damage the demised premises and the property of Tenant located therein provided that Tenant shall receive reasonable advance notice thereof and that Landlord and its agents and employees and all such persons shall use their best efforts not to unreasonably interfere with the conduct of Tenant's business and Tenant's occupancy of the demised premises.

             56. Tenant has inspected the premises and it is understood and agreed that except for building systems, facilities, electric heating, ventilation or as provided in paragraph 4, or as otherwise provided in this Lease, Tenant will accept the said premises under this Lease, "AS IS" vacant and broom clean, in their present state and condition, and Landlord will have no obligations to undertake any alterations, decoration, installments, additions, improvements, or repairs except as herein contained in or to the demised premises during the term of this Lease.


             Notwithstanding the above Landlord agrees to do the following work on the 4th Floor:

             1. Provide two (2) 15 ton air conditioning units. Tenant to install, file & ductwork as necessary.
             2.          Renovate the existing bathrooms.
             3. Install a new kitchen, which includes sink, countertop, refrigerator & dishwasher.
             4.          Refinish wood floor.
             5.          Paint entire premises white, or give Tenant $5000
                         painting credit, at Tenant's option.
             6.          Raise existing lights - if lights left by vacating
                         tenants.
             7.          Remove steel gate in East stairwell.

             All work to be done in accordance with New York City Building Regulations and Code.

             Landlord represents that it has no knowledge of any pending violations or hazardous wastes at the premises.

             No work whatsoever is required on the second floor which Tenant currently occupies.

                  57. Tenant hereby expressly grants to Landlord an easement and shall permit Landlord to erect,and use, maintain and repair pipes, ducts, cables, conduits, plumbing, vents and wires in, to and through the premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the demised premises are located or to the extent necessary to accommodate the requirements of other Tenants in the building. All such work shall be done, so far as practicable, in a good and workmanlike manner consistent with the then existing decor of the demised premises in such a manner as to avoid unreasonable interference with Tenant's use of the premises. Landlord shall grant Tenant access to the plumbing and electrical systems in the building to the extent that it can so as to allow the hookup of the Tenant's plumbing and electrical installations.

                  58. The parties represent that no broker was instrumental in consummating this Lease. Landlord and Tenant each agree to indemnify and to gold the other armless against any claims for brokerage commissions arising out of any conversations or negotiations had by the indemnifying party with any broker regarding these premises. This indemnity shall include any claim and any of the indemnified party's expenses arising out of such claims, including, but not limited to, attorneys' fees.

                  59. Notwithstanding any provision to the contrary, all notices required to be sent under this lease shall be sent by Certified Mail, Return Receipt Requested. If to the Tenant, the notice shall be addressed to the Tenant at the demised premises with a copy to Erik Kahn, Esq., Khan & Block, LLP, 110 Greene Street, New York, New York 10012, (212) 431-6884, 627 Broadway, New York, New York with a copy to Richard J. Pilson, Esq., c/o Berliner & Pilson, Esqs., 3 New York Plaza, 18th Floor, New York, New York 10004, Fax no. (212) 425-6444. Wither the Landlord or the Tenant may designate another address for notices by sending the other party a notice of same. All notices shall be effective as of the date mailed, if mailed from a Post Office with proof of mailing.

                  60. In the event of any conflict between the provisions of this rider and the printer "Boilerplate" Lease, the provisions of the rider shall prevail.

                  61. The failure of any part to insist upon the strict performance of a party to exercise any right, opinion or remedy hereby reserved shall not be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver if a subsequent breach hereof. The consent or approval by the Landlord of any act by tenant requiring the Landlord's consent or approval of any subsequent similar act by the Tenant. The receipt and acceptance by the Landlord of rent or other payments, charges or sums with knowledge of a breach of any provision of this Lease Agreement shall not be deemed a waiver of such breach. No provision of this Lease Agreement shall be deemed to have been waived unless such waiver shall be in writing signed by the party to be charged. No payment by the Tenant or receipt by the Landlord of a lesser amount than the rents, charges and other sums hereby reserved shall be deemed to be other than on account of the earliest rents, charges and other sums hereby reserved shall be deemed to be other than on account of the earliest rents, additional rents due hereunder, charges and other sums then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any payment by Tenant be deemed an accord and satisfaction, and such rents, charges and such rents, charges and other sums shall remain due and Landlord may pursue any other remedy in this Lease Agreement provided or by law permitted, and no waiver by Landlord in favor of any other Tenant or occupant shall constitute a waiver in favor of the Tenant herein. No agreement to accept a surrender of all or any part of demised premises or this Lease Agreement shall be valid unless in writing and signed by the Landlord and the Tenant. No delivery of keys shall operate as a termination of this Lease Agreement or a surrender of the demised premises.

                  62. Tenant agrees not to use or permit the demised premises to be used for parties of any kind, except office parties, nor to permit the maintenance of any pets or permit the demised premises to be used as residential space or living quarters.

                  63. Tenant may install only such locks on the demised premises as are approved by law, rule or ordinance for premises of the type designated in the use clause of this lease and further agrees to see to It that all fire exits remain unobstructed at all times. Tenant further agrees to enforce all laws, rules or ordinances regulating permitted smoking areas in the demised premises. Tenant shall be responsible for installation and the cost and expense of all locks and security devices (i.e. alarms, etc.), and the maintenance thereof. Landlord is not responsible for any damage or loss to tenant by theft, vandalism, etc.

                  64. Landlord shall provide, at no cost to Tenant, two (2) keys to the passenger elevator. Additional elevator keys are available, but there shall be a fifteen ($15) dollar deposit for each extra key. In addition, Landlord shall five Tenant two (2) listings on the building directory without charge. Up to two (2) additional listings may be had at Twenty-Five ($25) Dollars per line.

                  65. (a) Landlord and Tenant agree to give up the right to a trial by jury in any court action, proceeding or counterclaim on any matters concerning this Lease, the relationship of Tenant and Landlord or Tenant's use or occupancy of the demised premises.

                  (b) If Landlord begins any court action or proceeding against Tenant in a non-payment or holdover proceeding, Tenant may not make any counterclaim in such action or proceeding, other than a compulsory or mandatory counterclaim. Tenant agrees that the rents and additional rents due hereunder shall be due and payable and not subject to any offset of counterclaims of any kind.

                  66. Notwithstanding anything to the contrary in this lease it is agreed that any demand for rent may be made orally and no written notice of any kind shall be necessary as a condition precedent to commencement of a non-payment petition:

                  67. In any action or proceeding brought by Landlord for non-payment of rent, additional rent and/or holdover, Landlord shall of it is the prevailing party either by court decision or settlement, be entitled to recover the reasonable legal fees incurred in the prosecution or defense of such action or proceeding.

                  68. Tenant has been expressly advised and acknowledges that there is currently an existing Tenant in the Fourth (4th) floor space, who has simultaneously surrendered its leasehold effective February 28, 1999. Landlord shall have no obligation to Tenant should the current Tenant of the Fourth (4th) floor hold over, except to diligently pursue recovery of possession for Tenant of said Fourth (4th) floor. However, should Tenant's possession of the Fourth
(4th) floor be delayed by reason of the current Tenant's holding over, the Tenant concessions set forth in Paragraph 37 of this Rider shall be applicable to the first two (2) months in which Tenant is in possession, with any partial month being pro-rated accordingly. For example, if possession is not delivered until March 15, 1999, then the concession will apply in April and May 1999 instead of March and April 1999, and Tenant shall pay a pro-rated portion of the March 1999 rent for the period March 15-31, 1999, including pro-ration of all additional rent schedule set forth in paragraph 36.

                  In addition, in such event any advance payments made on signing of this lease, other than security deposits, shall be deemed attributable to the next full month following delayed concession period.

                  However, notwithstanding the delay in Landlord's delivery of possession of the Fourth (4th) floor, all other terms of the Lease, except as stated above, shall remain unchanged, including the anniversary dates, scheduled rent increases, base year for escalations, and termination date.

                  In the further event of a delay in possession, Tenant shall continue to be liable for the portion of rent and additional rent attributable to the second floor pursuant to the following Schedule:


Year         Term                                 Annual Rent                    Monthly Rent
----         ----                                 -----------                    ------------
1.           03/01/99-02/28/00                    $150,000.00                    $12,500.00
2.           03/01/00-02/28/01                    $160,000.00                    $13,333.33
3.           03/01/01-02/28/02                    $270,400.00                    $22,533.33
4.           03/01/02-02/28/03                    $281,216.00                    $23,434.67
5.           03/01/03-02/28/04                    $292,464.64                    $24,372.05


Additional Monthly Charges


Water & Sewer                    $250.00
Sprinkler Protection              $75.00
Extermination                    $100.00
Electric Submetered


                  In the event that possession of the fourth floor never happens, or if the delay exceeds three (3) months, prior lease shall be reinstated and this Lease shall have no effect, and any monies advanced in excess of what would have been due pursuant to the prior lease shall be refunded or credited to Tenant.

                  69. Upon the execution of this Lease, the prior lease between the parties dated April 1, 1993, as modified by agreement dated May 26, 1995, shall be a nullity and neither party shall have any obligations thereunder.

                          RENAISSANCE 627 BROADWAY LLC.
                          Landlord,


                          By:
                                 Kenneth Fishel

                          JUPITER COMMUNICATIONS, LLC,
                          Tenant,


                          By:

                             RIDER TO LEASE BETWEEN
                         RENAISSANCE 627 BROADWAY LLC.
                                      AND
                          JUPITER COMMUNICATIONS, LLC.

                           SUPPLEMENTAL RIDER TO LEASE
                          RENAISSANCE 627 BROADWAY LLC
                                       AND
                           JUPITER COMMUNICATIONS, LLC

1. In the event of any inconsistency between the provisions of this Supplemental Rider and those contained in the printed form Lease and Rider to which this Supplemental Rider is appended, the provisions of this Supplemental Rider shall govern and be binding.

2. The parties shall notify each other of any claims for which they will claim indemnification from the other party to this lease. In such event the indemnifying party shall have the right to defend any such claim with counsel of its own at its sole cost and expense, but may not agree to any settlement without first obtaining the indemnifying parties written consent thereto.

3. Owner represents that the building in which the demised premises are located does not require a certificate of occupancy and that the use of the demised premises for offices is a permitted use of the premises.

4. Paragraph 20 of the printed portion of this lease is hereby amended to provide that in the event the landlord exercises its right to make the alterations, changes and modifications set forth in said paragraph it may do so without Tenant's consent provided that same do not substantially affect Tenant's access to the demised premises, the size or layout of the demised premises or the services provided to the demised premises and are done in a workmanlike manner.

5. Paragraph 9 of the printed portion of this lease is hereby amended to provide that notwithstanding anything in clause (d) thereof to the contrary, in the event of a fire or other casualty not caused by the negligent or willful act of Tenant, Tenant's agents, contractors, employees, invitees or licensees, (i) if the demised premises are rendered wholly untenantable and if owner reasonably determines that such damage can not be repaired within 9 months or if Owner shall not complete the repairs on Owner's part to be performed hereunder sufficiently to restore the demised premises by nine (9) months after the date of such occurrence (including any period of force majeure), then Tenant may elect to terminate this lease by notice given to Owner within fifteen (15) days of the above-mentioned deadline for the completion by Owner of repairs, time being of the essence, or (ii) if the casualty causing such complete untenability shall occur during the last twelve (12) months of the term of this lease, and if Owner shall not complete the repairs on Owner's part to be performed hereunder sufficiently to restore the demised premises by three (3) months after the date of such occurrence (including any period of force majeure), then Tenant may elect to terminate this lease by notice given to Owner within fifteen (15) days of the above mentioned deadline for the completion by Owner of repairs, time being of the essence. If Tenant shall give any such notice in accordance with this section, this lease shall terminate on the date such notice is received by Owner, provided that any rent owing under the terms of this lease shall be paid up to said date.

6. Tenant shall be entitled to claim, prove and receive in any condemnation proceeding such awards as may be allowed for the value of its lease hold estate, moving expenses, fixtures and other property installed by it in the demised premises if such awards shall be made by the condemnation court or authority in addition to the award made by it for the land and buildings so taken. In the event of a temporary taking of the use of the demised premises, Tenant may, if it elects, remain liable in accordance with the terms of this lease, and in such case, there shall be no abatement of rent, but Owner shall assign to Tenant any award made for any temporary taking of the use of the demised premises. Any such election on the part of Tenant shall be exercised by the service of written notice on Owner within thirty (30) days after the actual taking of such use for a temporary period.

7. Owner represents that there is an existing sprinkler system, that will be in working order on the Commencement Date of this Lease and that it is in compliance with all rules, regulations and requirements of the N.Y. Board of Fire Underwriters, the Insurance Service Office or any government entity having jurisdiction thereof.

8. Landlord agrees that the Rules and Regulations hereinafter set forth and any additions and modifications thereto will be uniformly enforced as against all Tenants in the building.

9. Anything herein contained to the contrary notwithstanding, paragraph 3 of this lease is amendable to provide that upon vacating the premises at the termination of this lease or any renewals thereof, the Tenant shall leave the HVAC system but shall remove all of its personal property and trade fixtures and leave the premises free of trash, garbage and debris in a broom clean condition.

10. Owner hereby represents that Kenneth Fishel is duly authorized to execute this lease as managing agent. For purposes of this lease the words "Owner" and "Landlord" shall be used interchangeably.

11. Paragraph 4 of the printed portion of this lease is hereby amended to provide that Landlord shall have no liability to Tenant by reason of its failure to make repairs only if said repairs are commenced and diligently proceeded with within thirty (30) days of written notice from Tenant.

12. Landlord hereby represents that it maintains adequate fire and casualty insurance on the building in which the demised premises are located.

13. Landlord represents that the use of the demised premises as offices does not violate Landlord's present insurance nor require an increase in premium. However, Landlord does not represent that the manner of use of the demised premises by Tenant or the equipment to be used or installed by tenant will not cause an increase in said premium.

14. Non-Disturbance. Landlord represents that the demised premises are not subject to a mortgage, security interest or other encumbrance. In the event the Landlord sells, assigns, mortgages, encumbers, hypothecates or otherwise transfers (a "Transfer") the demised premises, Landlord will execute 30 days prior to such transfer, with 15 days written notice to

Tenant prior to execution, a non-disturbance agreement with the holder of such interest in the following form and substance:

                  If, at any time, the holder of an interest in the demised premises ("Lender") or any person or entity or any of their successors or assigns who shall acquire the interest of the Landlord under the lease through a foreclosure of a security instrument, the exercise of power of sale under a security instrument, a deed-in-lieu of foreclosure, an assignment-in-lieu of foreclosure or through a Transfer, as the term is defined above, or otherwise (each a "New Owner") shall succeed to the interests of Landlord under the Lease, so long as 1) the Lease is then in full force and effect, 2) Tenant complies with this Agreement and is not in default which cannot be cured, and 3) the Lease shall continue in full force and effect as a direct lease between the new Owner and Tenant, upon and subject to all of the terms, covenants and conditions of the lease, for the balance of the term thereof. Tenant hereby agrees to atorn and accept any such New Owner as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, and Lender, or any such new Owner of the Property, agrees that it will not disturb the possession of Tenant and will bound by all of the obligations imposed on the Landlord by the Lease.

                  Nothing contained herein shall prevent Lender from naming or joining Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Security Instrument to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy, but such naming or joinder shall not be in derogation of the rights of Tenant as set forth in this Agreement.


                                        RENAISSANCE 627 BROADWAY LLC, Landlord,

                                        By: ___________________________________
                                            Kenneth Fishel


                                       JUPITER COMMUNICATIONS, LLC,  Tenant,

                                       By: ____________________________________
                                           Kurt Abrahamson


                                       3